UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: June 20, 2013

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

OurPet’s Company (“OurPet’s”) and the Board of Lake County Commissioners (the “County”), entered into a Loan Agreement dated June 20, 2013 (the “Loan Agreement”), pursuant to which OurPet’s borrowed from the County the principal amount of $125,000 at an interest rate of 5% per annum (the “Loan”). The Loan will be used to finance the purchase of certain information technology equipment, packaging equipment, and tooling for new products (the “Equipment”). Pursuant to the terms of the Loan Agreement, OurPet’s issued a Cognovit Promissory Note (the “Note”), in favor of the County in the principal amount of $125,000 to cover repayment of the Loan. The term of the Loan will be five years and, according to the Note, the principal and interest amounts of the Loan will be repaid in 60 consecutive monthly installments, with payments being due on the 15th day of each calendar month starting from July 13, 2013.

The sale or transfer of the Equipment during the term of the Loan will cause the entire principal balance of the Loan plus any interest accrued on such principal to be immediately due and payable. Pursuant to the terms of the Loan Agreement, OurPet’s entered into a Security Agreement with the County (the “Security Agreement”), which was a condition precedent to the disbursements of the funds under the Note. According to the Security Agreement, OurPet’s granted a security interest to the County on the Equipment or other property purchased with the proceeds of the Note. The loan documents contain other customary loan covenants, representations and default provisions that, if triggered, would cause the acceleration of debt incurred under the Loan Agreement and the Note.

The foregoing description of the Loan Agreement, the Note and the Security Agreement is not complete and is qualified in its entirety by reference to such agreements, each dated effective June 20, 2013, which are attached to this current report as Exhibits 10.80 through 10.82.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this current report on Form 8-K is also responsive to Item 2.03 and is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.80	Loan Agreement, dated June 20, 2013, between OurPet’s Company and the Board of Lake County Commissioners.

10.81	Cognovit Promissory Note, dated June 20, 2013, executed by OurPet’s Company in favor of the Board of Lake County Commissioners.

10.82	Security Agreement, dated December June 20, 2013, between OurPet’s Company and the Board of Lake County Commissioners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Scott R. Mendes
Name:	Scott R. Mendes
Title:	Chief Financial Officer and Treasurer

Dated: June 25, 2013